FORM 8-A

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF THE

SECURITIES EXCHANGE ACT OF 1934

Anworth Mortgage Asset Corporation

(Exact Name of Registrant as Specified in Its Charter)

Maryland	52-2059785

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

1299 Ocean Avenue, Suite 250, Santa Monica, California	90401

(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.01 per share	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:              (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN

REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered

Incorporated herein by reference is the description of the Registrant’s Common Stock, par value $0.01 per share, under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-11 filed on with the Securities and Exchange Commission on October 24, 1997 (File No. 333-38641), as amended (the “Form S-11 Registration Statement”). Additional information relating to the Registrant’s Common Stock is incorporated herein by reference to sections of the Registration Statement under the caption “Certain Provisions of Maryland Law and of the Company’s Charter and Bylaws.”

Item 2.    Exhibits

Exhibit Number	Description
3.1	Amended Articles of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Form S-11 Registration Statement);

3.2	Bylaws of the Registrant (incorporated by reference from Exhibit 3.2 to the Form S-11 Registration Statement);

4.1	Specimen certificate for Registrant’s Common Stock (incorporated by reference from Exhibit 4.1 to the Form S-11 Registration Statement).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ANWORTH MORTGAGE ASSET CORPORATION

Dated: April 30, 2003	By:	/s/ Joseph Lloyd McAdams
	Name:	Joseph Llyod McAdams
	Title:	Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended Articles of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Form S-11 Registration Statement);

3.2	Bylaws of the Registrant (incorporated by reference from Exhibit 3.2 to the Form S-11 Registration Statement);

4.1	Specimen certificate for Registrant’s Common Stock (incorporated by reference from Exhibit 4.1 to the Form S-11 Registration Statement).

1